Exhibit 21.1


                      Cascade Bancorp List of Subsidiaries

Names                             State of Incorporation          Does Business
-------------------------         ----------------------          -------------

Bank of the Cascades                      Oregon                       N/A

Cascade Bancorp Financial                 Oregon                       N/A
Services, Inc. (Inactive)